SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2020

Blockchain of Things
(Exact name of registrant as specified in its charter)

Delaware	000-56170	47-5080120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

747 3rd Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 926-2268

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Securities registered pursuant to Section 12(b) of the Act: None.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 23, 2020, we have appointed Ms. Linlin Qian as member of our Board of Directors.

From October 2018 to present, Ms. Qian has been Managing Director of The Blueshirt Group. From 2012 to October 2018, she worked for Citigroup, North America and from January 2016 to October 2018, she was Senior Vice President, Fintech Business Experience and Integration Lead for Citigroup.

Ms. Qian received her Bachelor’s Degree in Accounting and Economy from the Shanghai University of Finance and Economy. She received her Masters of Business Administration from Shanghai Jiaotong University.

There has been no arrangement or understanding between Ms. Qian and any other person pursuant to which she was selected as a director of our company.

There are no transactions in which Ms. Qian has an interest in our company requiring disclosure pursuant to Item 404(a) of Regulation S-K.

As a director, Ms. Qian will be entitled to participate in our Director Compensation Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blockchain of Things

/s/ Andre De Castro

Andre De Castro
Chief Executive Officer

Date September 23, 2020

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